UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2009

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 7.01	Regulation FD Disclosure

On May 14, 2009, we notified the holders of the Warrants described below that the exercise price provided for in their Warrants had been adjusted downward (to an exercise price of $0.59), and that the number of common shares of our company that they are entitled to purchase had been adjusted upward. We are making this adjustment because (i) there is a clause in each Warrant that requires us to reduce the exercise price of the Warrants and increase the number of our common shares that can be purchased upon exercise if, after the date of the Warrant, we sell common shares, or the right to purchase common shares, at a price that is lower than the Warrant exercise price then in effect and (ii) because we did, in fact, sell the right to purchase common shares at a lower price than the exercise price originally provided for in the Warrants. This clause is of the type commonly referred to as a "price protection" clause. In the notice informing each holder of these Warrants of these adjustments, we asked each holder to agree to amend their Warrants to delete the price protection clause.

As and when any of the holders of these Warrants agree to the proposed amendment, we will provide them with an amended Warrant certificate that shows the price protection clause as having been deleted. We anticipate that this process will occur over a period of time and we intend to file another Form 8-K after we have a response from all of the Warrant holders or, if we do not hear from all of the Warrant holders, after a period of time sufficient to permit all to respond has passed.

The Warrants affected are as follows:
-	5,170,430 warrants issued on April 10, 2007, with a strike price of $4.00, expiring April 10, 2010.
-	1,734,613 warrants issued on April 10, 2007, with a strike price of $2.00, expiring April 10, 2010.
-	825,227 warrants issued on July 31, 2007, with a strike price of $5.50, expiring July 31, 2009.
-	33,289 warrants issued on July 31, 2007, with a strike price of $4.50, expiring July 31, 2009.
-	1,000,000 warrants issued on April 30, 2008, with a strike price of $2.10, expiring April 30, 2010.

Our shares currently trade on the U.S. OTC-BB market. The OTC-BB is not a recognized stock exchange and it does not impose any corporate governance requirements beyond compliance with the disclosure requirements of the U.S. Securities and Exchange Commission. We have applied for a listing for our common shares on the Canadian TSX Venture Exchange (known as the TSX-V). In contrast to the OTC-BB, the TSX-V is a recognized stock exchange and it imposes an extensive menu of corporate governance and transaction guidelines on its listed issuers. The TSX-V does not permit price protection clauses in warrants issued by its listed issuers. Our effort to amend these Warrants is part of our effort to conform our company and our securities to TSX-V listing requirements. Although we have applied for a listing on the TSX-V, there can be no assurance that our application will be granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn
Erik Herlyn
Chief Executive Officer, Interim Chief Financial Officer
Dated: June 22, 2009